EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hollis-Eden Pharmaceuticals, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 of our report dated February 3, 2004 (except for Note 13 which is as of February 24, 2004), relating to the financial statements of Hollis-Eden Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

BDO Seidman, LLP

COSTA MESA, CA

December 13, 2004